Exhibit 10.3

VIA EMAIL AND FACSIMILE

Fax: (310) 578-9316

October 4, 2000

Brent N. Cohen

President & CEO

US Search Corp.com

5401 Beethoven Street

Los Angeles, CA 90066

Dear Brent:

Per your email and our conversation, Yahoo! Inc. and US Search have agreed to amend the Advertising and Promotion Agreement (the “Agreement”) entered into as of May 28, 1999, in order to allow US Search additional time to pay Yahoo! the fees under the Agreement that were due to Yahoo! on September 25, 2000, and which will be due on December 24, 2000. Accordingly, the parties agree to amend the payment schedule in Section 8.1 of the Agreement as follows:

Payment	Date
$450,000.00	September 25, 2000 (received on Friday 9/29/00)
$450,000.00	October 25, 2000
$438,461.50	November 24, 2000
$223,077.22	December 24, 2000

US Search agrees to adhere to Yahoo’s wiring instructions are as follows:

IMPERIAL BANK

2015 Manhattan Beach Blvd

Redondo Beach, CA 90278

Attn: Central California Regional Office

Routing #: 122201444

Beneficiary Account Name: Yahoo! Inc.

Beneficiary Account Number: 0017-063-286

www.yahoo.com	[address illegible]

Yahoo reserves all of its rights under the Agreement of May 28, 1999 including, specifically, but without limitation, the rights to immediately cause running US Search’s advertising units and seek payment as forth in the Agreement should US Search fail to make any payment in the amount or under the timetable set forth above. US Search’s signature signifies its agreement to pay Yahoo as set forth above and its acknowledgement that Yahoo has not relinquished any of its rights under the Agreement.

Except as amended above, the Agreement remains in full force and effect. Please sign as provided below to confirm our agreement and return your signature to me via facsimile with the original to follow by overnight service. If you believe the foregoing does not accurately represent our agreement or if you have any questions concerning this letter, please contact Ben Padnos at 310-727-6829.

Sincerely, YAHOO! INC.

/s/ Tim Reilly Tim Reilly Western Regional Vice President, Sales

cc:	Ben Padnos, New Business Manager, Yahoo!
Peter Finnery, Account Management Manager, Yahoo!
Teika Taylor, Corporate Credit Manager, Yahoo!

THIS LETTER ACCURATELY DOCUMENTS

THE AGREEMENT PREVIOUSLY REACHED

BETWEEN YAHOO! INC AND

US SEARCH.COM INC

By:	/s/ Brent Cohen

Title:	CEO

Date:	10/3/00